Exhibit 99.1
FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of August   , 2006 (this “Agreement”), is entered into by and among DANA CREDIT CORPORATION, a Delaware corporation (the “Company”), and each of the noteholders a party hereto (collectively, the “Forbearing Noteholders” and individually each a “Forbearing Noteholder”).

PRELIMINARY STATEMENTS:

A. The Forbearing Noteholders are holders of some of the DCC Notes (as defined below).

B. The Forbearing Noteholders have asserted that the DCC Notes became immediately due and payable as a result of the commencement by Dana Corporation, a Virginia corporation (“Dana”), on March 3, 2006 of a voluntary case (together with the related cases of certain subsidiaries of Dana, the “Bankruptcy Case”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

C. The Company has requested that the Forbearing Noteholders forbear, and the Forbearing Noteholders have agreed to forbear, from exercising any rights and remedies with respect to any defaults that may now or hereafter exist with respect to the DCC Notes and forbear from seeking repayment of amounts due in respect of the DCC Notes.

D. The Forbearing Noteholders are willing to agree to such forbearance on the terms and conditions set forth in this Agreement.

AGREEMENT:

In consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS.

1.1  Definitions.  As used in this Agreement, the following terms have the following meanings:

“Bankruptcy Case” has the meaning specified in the Preliminary Statements.

“Bankruptcy Court” has the meaning specified in the Preliminary Statements.

“Cash Equivalents” means any of the following, to the extent having a maturity of not greater than 12 months from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (e), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $500,000,000, (c) repurchase obligations for the underlying securities of the types described in clause (a) above, entered into with any bank meeting the qualifications specified in clause (b), (d) commercial paper issued by any corporation organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (e) investments in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P and which are approved by the Bankruptcy Court or (f) in the case of investments by foreign Subsidiaries, other short-term investments in accordance with normal investment practices for cash management of a type analogous to the foregoing.

“Collateral Agent” means [          ], in its capacity as collateral agent under the Security Documents, and includes and successor or replacement collateral agent.

“Collateral” means the Secured Obligations as defined in the Security Agreement.

“Company” has the meaning specified in the first paragraph of this Agreement.

“Dana” has the meaning specified in the Preliminary Statements.

“Dana Intercompany Note” means the Promissory Note dated as of August 16, 2004, as the same may be amended from time to time, by Dana in favor of the Company.

“DCC Notes” means, collectively, the Medium Term Notes and the Private Placement Notes.

“Effective Date” has the meaning set forth in Section 7 hereof.

“Excess Cash” means, as of any date, the aggregate amount of unrestricted cash held by the Company in the United States in excess of $7,500,000.

“Existing DCC Note Documents” means, collectively, each promissory note executed and delivered in connection with the DCC Notes and each other document, instrument or agreement executed by the Company in favor of the Noteholders in connection with the foregoing, provided that (a) the Forbearance Documents shall not be deemed to be Existing DCC Note Documents and (b) the Operating Agreement shall be deemed to be an Existing DCC Note Document.

“Forbearance Documents” means, collectively, this Agreement and the Security Documents, as any of the foregoing may from time to time be amended, restated or otherwise modified.

“Forbearance Period” has the meaning set forth in Section 2.1 hereof.

“Forbearing Noteholders” has the meaning set forth in the first paragraph hereof.

“Investment” means (i) any direct or indirect purchase or other acquisition by a Person of any equity interest of any other Person; (ii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand) or extension of credit to, guarantee or assumption of debt or purchase or other acquisition of any other indebtedness of, any Person by any other Person; or (iii) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind.

“Lien” means any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

“Medium Term Notes” means, collectively, the $500,000,000 8.375% Senior Notes due August 15, 2007. For the avoidance of doubt, the foregoing amount is the original principal amount of such notes and not necessarily the current outstanding principal balance.

“Note Default” means, with respect to the DCC Notes, any default or event of default, or any event or condition that with the passage time or the giving of notice or both would constitute a default or event of default, now in existence or hereafter occurring under or in respect of the DCC Notes and the other Existing DCC Note Documents, including, but not limited, any default or event of default that may have occurred as a result of the Bankruptcy Cases.

“Noteholder” means any holder of a DCC Note and shall include, without limitation, the Forbearing Noteholders.

“Operating Agreement” means the Operating Agreement between Dana and the Company dated May 23, 1995, as the same may be amended from time to time.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

“Portfolio Asset” means each of the investments or assets of the Company or its Subsidiaries identified on Schedule 1 attached hereto.

“Private Placement Notes” means, collectively, the (i) $35,000,000 6.93% Senior Note due April 8, 2006, (ii) $37,000,000 7.18% Senior Note due April 8, 2006, (iii) $30,000,000 7.91% Senior Notes due August 16, 2006, (iv) $30,000,000 6.88% Senior Note due August 28, 2006, (v) $13,000,000 7.03% Senior Notes due April 8, 2006 and (vi) $37,000,000 6.59% Senior Note due December 1, 2007. For the avoidance of doubt, the foregoing amounts are the original principal amounts of such notes and not necessarily the current outstanding principal balance.

“Quarterly Payment Date” means March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2006.

“Representative” means Matthew A. Cantor, Esq., as counsel for the Ad Hoc Committee of DCC Noteholders, or any such other Person as shall be designated in writing to the Company by the then current Representative.

“Requisite Forbearing Noteholders” means, at any time, Forbearing Noteholders holding not less than 51% of the aggregate outstanding principal amount of the DCC Notes held by the Forbearing Noteholders.

“Restricted Payment” means a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any equity interest of the Company or as a dividend, return of capital or other distribution in respect of any of the Company’s equity interests.

“Security Agreement” means a Security Agreement substantially in the form of Exhibit B attached hereto.

“Security Documents” means, collectively, the Security Agreement, and each document, instrument or agreement executed in connection with the Security Agreement.

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary Voting Power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have Voting Power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, owns more than 50% of the equity interests of such Person at the time or in which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has the power to direct the policies, management and affairs thereof. Unless otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of the Company.

“Tax Sharing Agreement” means the Tax Sharing Agreement between Dana and the Company dated as of May 15, 1982, as amended.

“Termination Date” shall have the meaning set forth in Section 2.1 hereof.

“Termination Event” has the meaning set forth in Section 6.1 hereof.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

SECTION 2.  FORBEARANCE; FORBEARANCE PERIOD; PAYMENTS.

2.1  Forbearance; Forbearance Period.  For the period (the “Forbearance Period”) commencing on the Effective Date and ending on the date (the “Termination Date”) that is the earliest to occur of (a) the date the Forbearance Period is terminated in accordance with Section 6.1 hereof, (b) the later of (i) the allowance of any and all claims of the Company against Dana in the Bankruptcy Case and (ii) the effective date of a chapter 11 plan in the Bankruptcy Case, and (c) August [  ], 2008, except as specifically set forth in this Agreement, each Forbearing Noteholder will not exercise any of its rights or remedies that may exist with respect to any Note Default under any of the Existing DCC Note Documents or applicable law.

2.2  Interest Rates.  Until the Termination Date, notwithstanding the terms of the Existing DCC Note Documents or the existence of any Note Default, on and after the Effective Date at all times thereafter during the Forbearance Period, interest shall accrue under each of the DCC Notes held by each Forbearing Noteholder at the non-default contractual rate of interest applicable to each such DCC Note and shall be payable as set forth in Section 2.3 hereof.

2.3  Payments of Principal and Interest.  Notwithstanding the terms of the Existing DCC Note Documents or the existence of any Note Default, during the Forbearance Period, on each Quarterly Payment Date the Company shall make a payment of the DCC Notes in an amount equal to the amount of Excess Cash available on the business day immediately preceding such Quarterly Payment Date. Each such payment shall be applied, first, to reduce any accrued and unpaid interest on the DCC Notes held by the Forbearing Noteholders on a pro rata basis among all outstanding DCC Notes held by the Forbearing Noteholders, and second, to reduce the outstanding principal amount of the DCC Notes held by the Forbearing Noteholders on a pro rata basis. After the Termination Date, all payments made by the Company, whether from the proceeds of any Collateral or otherwise, shall be applied in accordance with Section 5.5 of the Security Agreement.

SECTION 3.  SECURITY DOCUMENTS.

As a condition precedent to the effectiveness of this Agreement, the Company shall have executed and delivered to the Collateral Agent the Security Agreement and the other Security Documents required to be executed and delivered pursuant to the terms of the Security Agreement. Each of the Forbearing Noteholders acknowledges the terms of, consents to and agrees to be bound in all respects by the Security Agreement and the other Security Documents, including, but not limited to, the indemnification and other provisions applicable to the Collateral Agent.

SECTION 4.  FORBEARANCE COVENANTS.

The Company agrees that during the Forbearance Period the Company shall perform and observe all of the following provisions:

4.1  Collateral Agent Fees.  The Company shall pay to the Collateral Agent all of the fees and expenses of the Collateral Agent as and when required to be paid pursuant to the terms of the Security Documents and any separate fee letter that may be entered into by the Company with the Collateral Agent from time to time.

4.2  Asset Sales.

(A) Without the prior consent of the Requisite Forbearing Noteholders (which consent will not be unreasonably withheld), the Company will not, and will not permit any Subsidiary to, make or otherwise effect the sale, lease, transfer or other disposition to any Person of any Portfolio Asset, except that each of the following shall be permitted: (i) any sale, lease, transfer or other disposition of any Portfolio Asset by the Company to any Subsidiary, by any Subsidiary to the Company or by any Subsidiary to any other Subsidiary, and (ii) any sale of any Portfolio Asset in accordance with subpart (B) of this Section.

(B) The Company will use commercially reasonable efforts to sell the Portfolio Assets and, to the extent the sales price for any Portfolio Asset is not less than the amount for such Portfolio Asset as agreed to between the Company and the Ad Hoc Committee of DCC Noteholders in that certain letter from the Company to the Representative and dated as of the date hereof, the Forbearing Noteholders shall be deemed to have consented to such sale and any Lien on such Portfolio Asset created pursuant to the Security Documents shall be automatically released, provided that the Forbearing Noteholders shall continue to have a Lien on the proceeds of such sale in accordance with the Security Agreement.

4.3  Restricted Payments; Investments.  Without the prior consent of the Requisite Forbearing Noteholders (which consent will not be unreasonably withheld), the Company will not, and will not permit any Subsidiary to, make any Investment or Restricted Payment of any kind, provided that the following shall be permitted: (i) Investments in cash and Cash Equivalents, (ii) advances deemed to exist in connection with intercompany obligations owed by Dana to the Company in connection with lease obligations and other similar obligations between the Company and Dana; (iii) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business; (iv) the acquisition and holding of receivables and similar items owing in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) any securities received in connection with the bankruptcy or reorganization of any lessee or obligor under any portfolio investment and in settlement of delinquent obligations of, and other disputes with, lessees or obligors under any portfolio investment arising in the ordinary course of business; (vi) Investments existing as of the Effective Date; and (vi) Investments made by (A) the Company in or to any Subsidiary, or (B) any Subsidiary in or to the Company or any other Subsidiary.

4.4  Restricted Cash.  The Company will use commercially reasonably efforts to transfer to the United States any cash that is held outside the United States or that is generated from the sale of Portfolio Assets outside of the United States.

SECTION 5.  INTERCOMPANY NOTE.

5.1  Intercompany Note.  The Company and each of the Forbearing Noteholders hereby stipulate that as of the date of the filing of Dana’s Bankruptcy Case, the aggregate amount outstanding under the Dana Intercompany Note was $291,106,458; provided, however, that the Company and each Forbearing Noteholder acknowledges and agrees that such amount may be subject to set-off and any counterclaims, defenses or other rights that may exist by Dana with respect to the Dana Intercompany Note.

5.2  Notice Regarding Set-Off.  The Company shall provide the Representative written notice immediately upon the receipt by the Company of any written notice from Dana to the Company that Dana intends to or has asserted or attempted to effectuate any set-off, recoupment or similar right against any claims of the Company against Dana on account of its rights arising under the Tax Sharing Agreement or relating to the DCC Intercompany Note.

SECTION 6.  TERMINATION EVENTS.

6.1  Termination Events.  For purposes of this Agreement, “Termination Event” means:

(A) the failure of the Company to make any payment of principal or interest in accordance with Section 2.3 hereof within three business days after the due date thereof;

(B) any representation, warranty or statement made by the Company in any Forbearance Document shall prove to be untrue in any material respect on the date as of which made or deemed made;

(C) the Company shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Forbearance Document (other than those referred to in Section 6.1(A) or (B) above) and such default is not remedied within 30 days after the earlier of (i) an officer of the Company obtaining knowledge of such default or (ii) the Company receiving written notice of such default from the Requisite Forbearing Noteholders;

(D) Dana shall set-off any amount against the Dana Intercompany Note;

(E) a final judgment or order for the payment of money damages shall be rendered against the Company by a court of competent jurisdiction, provided that the aggregate of all such judgments shall exceed $7,500,000 in excess of applicable insurance coverage; or

(F) the commencement by the Company of a voluntary case under the Bankruptcy Code or the seeking of relief by the Company under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States.

6.2  Termination of Forbearance Period.  Upon the occurrence of any Termination Event the Requisite Forbearing Noteholders shall have the right upon providing written notice to the Company to terminate the Forbearance Period; provided, however, that notwithstanding the foregoing, upon the occurrence of a Termination Event described in Section 6.1(F) above, the Forbearance Period will automatically terminate without notice of any kind.

6.3  Effect at End of Forbearance Period.  On the Termination Date, whether pursuant to Section 6.2 or otherwise, the Forbearance Period shall automatically terminate and the Forbearing Noteholders (or any thereof) shall be fully entitled to exercise any rights and remedies they may have as a result of any Note Default under their respective Existing DCC Note Documents, under the Forbearance Documents or applicable law.

6.4  No Waiver.  Nothing in this Agreement shall in any way be deemed to be a waiver of any Note Default that may now exist or that may exist at the end of the Forbearance Period.

SECTION 7.  CONDITIONS PRECEDENT.

The effectiveness of this Agreement and the obligation of the Forbearing Noteholders to institute the provisions of this Agreement and the commencement of the Forbearance Period shall be effective on the date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a) this Agreement shall have been executed by the Company and the Company shall have received signature counterparts to this Agreement in the form of Exhibit A hereto executed by the holders of (i) all of the Private Placement Notes and (ii) not less than 90% of the aggregate outstanding principal amount of the

Medium Term Notes or such lesser percentage as may be agreed to by the Company on or before August   , 2006 (or such later date as is agreed to be the Company);

(b) the Company shall have duly executed and delivered to the Collateral Agent the Security Agreement, and shall have executed and delivered each other document or agreement that is required to be executed and delivered in connection therewith;

(c) the Company shall have paid all accrued and unpaid interest owing as of the Effective Date with respect to the DCC Notes, calculated at the non-default interest rate applicable to each such DCC Note; and

(d) Dana shall have made an 8-K filing (or other public filing), which shall be in form and substance reasonably acceptable to the Representative, in which it shall have publicly disclosed the following: (1) the terms of the Tax Sharing Agreement and (2) the facts surrounding and risks associated with the various IRS audits.

SECTION 8.  MISCELLANEOUS.

8.1  Captions.  The Preliminary Statements to this Agreement (except for any definitions set forth therein) and the section captions used in this Agreement are for convenience only and do not affect the construction of this Agreement.

8.2  Existing Documents Unaffected.  Except as herein otherwise specifically provided, all provisions of the Existing DCC Note Documents shall remain in full force and effect and be unaffected hereby.

8.3  Amendments or Modifications.  No amendment, modification, termination, or waiver of any provision of this Agreement, nor consent to any variance hereto, shall be effective unless the same shall be in writing and signed by the Requisite Forbearing Noteholders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that: (i) any extension of the Forbearance Period shall require the written consent of all of the Forbearing Noteholders, (ii) any reduction in the principal amount of any DCC Note may not be made without the consent of the applicable holder of such DCC Note, (iii) any reduction in the rate of interest on any DCC Note may not be made without the consent of the applicable holder of such DCC Note, (iv) any release of the Company from any of its obligations under the Forbearance Agreement or any other Forbearance Documents, or any consent to the assignment of any of its rights thereunder, shall require the written consent of all of the Forbearing Noteholders; and (v) any reduction in the percentage set forth in the definition of “Requisite Forbearing Noteholders” or any modification or amendment to this Section 8.3 shall require the written consent of all of the Forbearing Noteholders.

8.4  No Other Promises or Inducements.  There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Agreement other than those that are set forth in this Agreement.

8.5  No Waiver of Rights.  No waiver shall be deemed to be made by any party hereunder of any of its rights hereunder unless the same shall be in writing signed on behalf of such party. Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party.

8.6  Successors and Assigns.  This Agreement is binding upon the Company, the Forbearing Noteholders and their respective successors and assigns, and inures to the sole benefit of the Company, the Forbearing Noteholders and their successors and assigns; provided that notwithstanding anything in the Existing Note Documents to the contrary, without the prior written consent of the Company (which consent may be withheld by the Company in its sole discretion), no Forbearing Noteholder may assign all or any portion of its interest under any DCC Note without causing the purchaser or assignee of such interest to become a party to this Agreement pursuant to an instrument of assumption and joinder in form and substance reasonably acceptable to the Company and any purported transfer or assignment shall be deemed to be void and of no force and effect. The Company does not have any right to assign its rights or delegate its duties under this Agreement.

8.7  Entire Agreement.  This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

8.8  Counterparts.  This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts and by facsimile signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

8.9  Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered to any party, addressed, in the case of any Forbearing Noteholder to its address set forth on its counterpart signature page with a copy to Matthew A. Cantor, Esq., Kirkland & Ellis, 153 E. 53rd Street, New York, New York 10022, and, in the case of the Company, addressed as follows: Dana Credit Corporation, 6201 Trust Drive, Holland, Ohio 43528, Attention: Joseph A. Beham, President, with a copy to Richard H. Engman, Esq., Jones Day, 222 E. 41st Street, New York, New York 10017. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or 48 hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

8.10  Severability of Provisions; Attachments.  Wherever possible each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

8.11  Payment of Professional Fees.  The Company agrees to pay the fees and reasonable expenses of incurred by Kirkland & Ellis LLP, as counsel for the Forbearing Noteholders, in connection with the negotiation of this Agreement and to pay the fees of Conway Del Genio Gries & Co., LLC (“CDG”) in the aggregate amount agreed to between the Company and CDG.

8.12  Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(A) THIS AGREEMENT AND THE OTHER FORBEARANCE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Forbearance Document may be brought in the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, and, by execution and delivery of this Agreement, the Company hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

(B) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER FORBEARANCE DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date referenced in the first paragraph of this Agreement.

DANA CREDIT CORPORATION

By:
Name:

Title: